Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of First Defiance Financial Corp. of our reports dated March 8, 2005, with respect to the consolidated financial statements of First Defiance Financial Corp. and subsidiaries, First Defiance Financial Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of First Defiance Financial Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                  Registration
Form              Statement No.                                     Description
----              -------------------------------------------------------------------------------------------
S-8               33-98506             1993 Stock Incentive Plan and the 1993 Directors' Stock Option Plan of
                                               First Defiance Financial Corp.
S-8               333-45142            First Defiance Financial Corp. Employee Investment Plan
S-8               333-65740            First Defiance Financial Corp. 2001 Stock Option and Incentive Plan
S-4, as amended   333-1431             Registration of First Defiance Financial Corp. common stock for ComBanc, Inc. acquisition

Cleveland, Ohio
March 8, 2005